UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 2011

GREEKTOWN SUPERHOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
555 East Lafayette, Detroit, Michigan 48226

(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2011, the compensation committee (the “Committee”) of Greektown Superholdings, Inc. (the “Company”) approved a compensation arrangement with George Boyer, for his continued service as Executive Chairman of the Company from January 1, 2012 through December 31, 2012.  Mr. Boyer will receive a salary of $120,000, payable in bi-weekly installments, and will also be eligible to earn a performance incentive payment of $100,000, if the Company meets or exceeds an EBITDA target fixed by the Committee.  Mr. Boyer will continue to serve as Chairman of the Board of Directors of the Company.  The compensation arrangements for Mr. Boyer’s service as executive chairman are in addition to any compensation payable to Mr. Boyer under the Company’s director compensation program in connection with his service as Chairman of the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 21, 2011

GREEKTOWN SUPERHOLDINGS, INC.
By:	/s/ Glen Tomaszewski
Name:	Glen Tomaszewski
Title:	Senior Vice President and Chief Financial Officer